MONSANTO

First-Quarter 2003 Financial Results

April 30, 2003

Forward-Looking Statements

Certain statements contained in this presentation, such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, currency impact, business and financial plans and other non-historical facts are "forward-looking statements." These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company's Roundup herbicide; the accuracy of the company's estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company's research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company's ability to continue to manage its costs; the company's ability to successfully market new and existing products in new and existing domestic and international markets; the company's ability to obtain payment for the products that it sells; the company's ability to achieve and maintain protection for its intellectual property; the effects of the company's accounting policies and changes in generally accepted accounting principles; the company's exposure to lawsuits and other liabilities and contingencies, including those related to intellectual property, regulatory compliance (including seed quality), environmental contamination and antitrust; the company's ability to fund its short-term financing needs; general economic and business conditions; political and economic conditions due to threat of future terrorist activity and related military action; and other risks and factors detailed in the company's filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this presentation. The company disclaims any current intention to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise.

MONSANTO

Financial Summary

	First Quarter 2003	First Quarter 2002	% Change
Net Sales	$1,147M	$1,221M	(6)%
Reported Net Income (Loss)	$60M	$(1,736M)	NM
Reported Diluted EPS	$0.23	$(6.59)	NM
Diluted EPS Before Accounting Changes	$0.28	$0.33	(15)%

NM = Not Meaningful

Items Included in Reported Earnings

First-Quarter 2003

- **$(0.05) per share for adoption of FAS143**

First-Quarter 2002

- **$(6.92) per share for goodwill impairment**

MONSANTO

USDA Planting Projections Indicate Modest Changes for 2003 Growing Season

Millions of acres

	2002 Actual Acres Per USDA	2003 USDA Acreage Projections	USDA Percent of Total Acres Planted 5-Year Average 1998 - 2002*	2003 USDA Percentage Estimate of Projected Acres Planted*
Corn	79.1	79.0	23%	29%
Soybeans	73.8	73.2	3%	3%
Cotton	14.0	14.3	19%	18%

* For week ending April 27

MONSANTO

Seeds and Traits Drive Monsanto's Future Gross Profit



Gross profit
($ millions)
Roundup
All Other Products
Seeds and Traits
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,700
$2,200
$2,350
2001
2002
2003F

- Trait acreage growth continues, particularly in Roundup Ready corn and stacked traits
- U.S. Roundup business declines from expected share and pricing losses
- Advanced breeding techniques in seed continue to improve yields and quality
- Assumes no new Brazilian or European approvals of biotech traits

MONSANTO

Forecast for Roundup Volumes Remains Consistent with Previous Guidance

Millions of gallons

Roundup Brand - U.S.

	2002 Actual	2003 Forecast
Market Full-Year POG (Use)*	49	56
MON Full-Year Sales Volumes	38	40

	2002 Q1 Actual	2003 Q1 Actual
MON Year-to-Date Sales Volumes	5	4

Roundup Brand - ROW

	2002 Actual	2003 Forecast
Market Full-Year POG (Use)*	149	158
MON Full-Year Sales Volumes	55	65

	2002 Q1 Actual	2003 Q1 Actual
MON Year-to-Date Sales Volumes	13	12

* POG (Use) reflects Monsanto estimates

MONSANTO

U.S. Seed and Trait Expansion Has Allowed Monsanto to Earn Larger Share of Grower Purchases


1996
1999
2002
Soybeans
Monsanto Share*
8%
42%
52%
Cotton **
Monsanto Share*
10%
31%
45%
Corn
Monsanto Share*
7%
17%
19%
Monsanto herbicide
Monsanto branded seed and traits
Monsanto traits sold by others
All other (non-Monsanto) inputs

* Share of U.S. Grower Input Costs: seeds, traits, herbicides, insecticides (includes all Monsanto herbicides, branded and licensed technologies sold by other seed companies)

** Monsanto traits only for cotton (no Monsanto branded seeds)

Source: Monsanto, industry estimates

Trait Stacking Is One-Stop Shopping for Farmer; Incremental Margin for Monsanto



Corn Potential
Grower price per acre at U.S. retail based on individual trait values
$80
$70
$60
$50
$40
$30
$20
$10
$0
Roundup
Trait
Traditional Base Seed
Roundup Ready CORN
YieldGard Corn Borer
Corn Borer Protection
YieldGard Rootworm
Rootworm Protection
Total

2003F: 75% - 80% of Monsanto branded hybrids will carry one trait
30% - 35% of Monsanto branded hybrids will be stacked

MONSANTO

Key Metrics for 2003: Emphasis on Delivering Both Earnings and Cash

	2003 Targets
Earnings Per Share	$1.25 - $1.40*
Free Cash Flow	$350M - $400M**
Receivables as % of Sales	36% - 38% range
Inventories as % of Sales	25% - 27% range
Capital Expenditures	$300M

Quarterly Targets

- Q1 Actual: $0.28
- Q2 Forecast: $0.91-$1.05
- H1 Forecast: $1.19-$1.33
  - 95% of full-year 2003 forecast

* Excludes $(0.05) per share effect of accounting change for asset retirement obligations (FAS143)
** Please see slide 12 for reconciliation to Statement of Consolidated Cash Flows

MONSANTO

Cost Management Continues To Be a Focus



Actual spend
($ millions)
R&D
SG&A
Estimated spending before restructuring and other actions
$2,000
$1,600
$1,200
$800
$400
$0
1999
2000
2001
2002 *

Key Actions

1999	2000	2001	2002 *
• Integrate chemical and seed operations	• Focus on four key crops • Eliminate certain food and biotech R&D programs	• Streamline and eliminate noncore activities	• Consolidate and shutdown facilities • Reduce headcount

* Excludes Argentine bad debt write-off (taken in Q2 2002) for comparison purposes

MONSANTO

2003 First-Quarter Free Cash Flow Improved


$ Millions
2002 First Quarter
2003 First Quarter
$400
$200
$0
-$200
-$400
-$600
-$800
-$1,000
-$1,200
Net income and noncash items
Working capital and other balance sheet changes
Capital spending and other investing activities
Free cash flow*

* Sum of cash flows from operations and investing activities

Please see slide 12 for reconciliation to Statement of Consolidated Cash Flows

MONSANTO

Reconcilations of Consolidated Cash Flows

$ Millions

Free Cash Flow – First Quarter Comparison

	Three Months Ended March 31, 2003	Three Months Ended March 31, 2002
Net Cash Required by Operations	$(713)	$(866)
Net Cash Required by Investing Activities	$(47)	$(49)
Free Cash Flow	$(760)	$(915)

2003 Projected Free Cash Flow

	Full-Year Ended Dec. 31, 2003
Net Cash Provided by Operations	$530 - $560
Net Cash Required by Investing Activities	$(180) - $(160)
Projected Free Cash Flow for 2003	$350 - $400

MONSANTO